AMENDMENT TO NOTE EXCHANGE AND PURCHASE AGREEMENT

This Amendment to Note Exchange and Purchase Agreement (the “Amendment”) is entered into as of November 14, 2012 by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”) and Platinum Long Term Growth VII, LLC, a Delaware limited liability company (“Platinum”).  Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings as set forth in the Agreement.

RECITALS

        WHEREAS, the Company and Platinum entered into that certain Note Exchange and Purchase Agreement, dated October 11, 2012 (the “Agreement”), pursuant to which, subject to the terms and conditions thereof, Platinum agreed to purchase from the Company senior secured convertible promissory notes (“Notes”) in the aggregate principal amount of up to $2.0 million, issuable in four separate tranches of $500,000 each.  A copy of the Agreement is attached hereto as Exhibit A;

       WHEREAS, the final two Notes are currently scheduled for issuance on or before November 15, 2012 and December 15, 2012, respectively, conditioned on the Company closing a debt or equity financing, or a combination of financings, resulting in gross proceeds of at least $1,000,000 (“Additional Closing Condition”); and

        WHEREAS, the Company and Platinum desire to amend the Additional Closing Condition to permit the issuance of additional Notes, as more particularly set forth in this Amendment.

AGREEMENT

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1.	Section 2.1 of the Agreement is hereby amended and replaced in its entirety with the following:

Section 2.1     Amounts; Timing of Funding

Subject to satisfaction of the conditions precedent set forth in Section 4.4 below, Platinum agrees to make the following Investments no later than the following dates (each such date, an “Investment Date”):

Investment Date	Amount of Investment
On or before October 11, 2012	$500,000
On or before October 19, 2012	$500,000
On or after January 1, 2013 but on or before January 31, 2013	$1,000,000

    2. Section 4.4.13 of the Agreement is hereby amended and replaced in its entirety with the following:

4.4.13
Additional Investments. With respect to the Investment to be made on or after January 1, 2013 but on or before January 31, 2013 referenced in Section 2.1 above, as a condition to such Investment, the Company shall have received gross proceeds from the sale of its equity or debt securities, between the date of the August Note and January 31, 2013, of not less than $1,000,000; provided, that, any such debt securities shall (a) not permit payment prior to payment in full of the Notes, and (b) be expressly subordinate in payment and priority to all obligations of the Company to Platinum, including without limitation the obligations of the Company under the Exchange Note and all Investment Notes, pursuant to a subordination agreement in form and substance satisfactory to Platinum in Platinum’s sole and absolute discretion.  Platinum shall be obligated to make such Investment within 5 days of notice of the satisfaction of the conditions set forth in this Section 4.4.13 (it being understood that all other conditions to funding of such Investment set forth herein must likewise be satisfied).

3.	The Company represents and warrants to Platinum as follows:

                (a)                       Except as the same may be qualified by any attachment hereto updating disclosures in any existing exhibit to the Agreement, the representations, warranties and covenants of the Company made in the Transaction Documents remain true and accurate and are hereby incorporated in this Amendment by reference and reaffirmed as of the date hereof.

                (b)                      The Company has performed, in all material respects, all obligations required to be performed by it under the Transaction Documents, and no default or Event of Default exists thereunder or an event which, with the passage of time or giving of notice or both, would constitute a default or Event of Default.

                (c)                      The execution, delivery and performance of this Amendment are within the power of the Company and are not in contravention of law, of the Company’s Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Company is a party or by which the Company is bound.  No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Company of this Amendment or any of the documents submitted to Platinum in connection with the this Amendment, to ensure the validity or enforceability thereof.

(d)           When executed on behalf of the Company, this Amendment will constitute the legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and the enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

    4. The Company shall reimburse Platinum for any legal fees and expenses incurred in connection with the preparation, drafting and negotiation of this Amendment in an amount not to exceed $1,000.

    5. The provisions of the Agreement, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  Platinum does not in any way waive the Company’s obligations to comply with any of the provisions, covenants and terms of the Agreement (as amended hereby) and the other Transaction Documents.  This Amendment shall be governed by the laws of the State of New York without regard to the conflict of laws provisions thereof.

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

ADDRESS:	VISTAGEN THERAPEUTICS, INC.
384 Oyster Point Blvd., Suite No. 8 South San Francisco, California 94080
By: /s/ Shawn K. Singh
Name: Shawn K. Singh, JD Title: Chief Executive Officer

ADDRESS:	PLATINUM LONG TERM GROWTH VII, LLC
152 West 57th Street, 4th Floor New York, NY 10019
By: /s/ Michael M. Goldberg
Name: Michael M. Goldberg, M.D. Title: Duly Authorized Agent

The undersigned hereby acknowledge and agree to the execution and delivery of this Amendment.  Each of the undersigned hereby ratifies and confirms the Transaction Documents delivered by such party in all respects.  The undersigned further confirm that nothing in the Transaction Documents shall require or suggest that the consent or confirmation by the undersigned of its obligations under Transaction Documents to which it is a party is required in connection with this Amendment or any other amendment or modification of any of the Agreement as a condition of the continued effectiveness of the Transaction Documents with respect to the undersigned.

VISTAGEN THERAPEUTICS, INC., a California corporation
By: /s/ Shawn K. Singh
Name: Shawn K. Singh, JD Title: Chief Executive Officer

ARTEMIS NEUROSCIENCE, INC.
By: /s/ Shawn K. Singh
Name: Shawn K. Singh, JD Title: President